Exhibit 23.1

[Letterhead of Averett, LLC]

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-67402 on Form S-8) pertaining to the Charter Bank 401(k) Plan (the “Plan”) of our report dated June 26, 2012, with respect to the financial statements of the Plan included in the Annual Report on Form 11-K for the fiscal year ended December 31, 2011 relating to the Plan, filed with the Securities and Exchange Commission.

Warren Averett, LLC

/s/ Warren Averett, LLC

Montgomery, Alabama
June 26, 2012